As filed with the Securities and Exchange Commission on December 4, 2017

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ELECTROMED, INC.

 (Exact name of registrant as specified in its charter)

Minnesota	41-1732920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Sixth Avenue NW, New Prague, Minnesota	56071
(Address of principal executive offices)	(Zip Code)

ELECTROMED, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Kathleen S. Skarvan	Copies to:
President and Chief Executive Officer	Peggy Steif Abram
Electromed, Inc.	Joshua L. Colburn
500 Sixth Avenue NW	Faegre Baker Daniels LLP
New Prague, Minnesota 56071	2200 Wells Fargo Center
(Name and address of agent for service)	90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766 -7000

(952) 758-9299

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock, par value $0.01 per share	900,000 shares	$5.62	$5,058,000.00	$629.72

(1)

This Registration Statement shall also cover any additional shares of Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the Electromed, Inc. 2017 Omnibus Incentive Plan by reason of any stock dividend, stock split, spinoff, rights offering, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low sale prices for such common stock on November 29, 2017, as reported by the NYSE American.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Commission on September 5, 2017.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Commission on November 7, 2017.

The Registrant’s Current Reports on Form 8-K filed with the Commission on September 26, 2017 and November 14, 2017.

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since June 30, 2017 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules).

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A, filed with the Commission on September 29, 2011, including any amendment or report filed to update such description.

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 302A.521, subd. 2, of the Minnesota Business Corporation Act (the “MBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in his or her official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

(b) acted in good faith;

(c) received no improper personal benefit and Section 302A.255 of the MBCA (regarding conflicts of interest), if applicable, has been satisfied;

(d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(e) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3, of the MBCA requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the requirements for indemnification set forth above have been met as well as a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.

As permitted by Section 302A.251 of the MBCA, Article 6 of the Registrant’s Articles of Incorporation limit its directors’ personal liability for claims of breach of fiduciary duty to the full extent permitted by the MBCA, and Article 5 of the Registrant’s Bylaws provides that the Registrant shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances and to such extent permitted by the MBCA, as now enacted or hereafter amended.

In addition to the indemnification provisions of the MBCA, and the Registrant’s Articles of Incorporation and Bylaws, the Registrant has entered into employment agreements with certain of its directors, officers and employees, which agreements, among other things, require the Registrant to pay reasonable expenses, including attorneys’ fees and disbursements pertaining to any threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding in which the employee is made or threatened to be made a party. Such payment obligation is contingent, however, upon receipt by the Registrant of (i) a written affirmation by the employee of a good faith belief that criteria for indemnification set forth in Section 302A.521, subd. 2, of the MBCA have been satisfied and a written undertaking by the employee to repay all amounts so paid or reimbursed by the Registrant if it is ultimately determined that the criteria for indemnification have not been satisfied, and (ii) a finding that the facts then known to those making the determination would not preclude indemnification under the Registrant’s Articles of Incorporation and Bylaws and Section 302A.521 of the MBCA, including but not limited to whether the alleged misconduct by the employee that is the subject of the proceeding is within the course and scope of the employee’s employment. The employment agreements also provide that the Registrant shall purchase and maintain directors’ and officers’ liability insurance, comprehensive general liability insurance, and errors and omissions insurance to cover its employees, in accordance with its or their terms, to the maximum extent of the coverage available for any officer of the Registrant. The Registrant believes that these agreements are reasonable, prudent, and necessary to attract and retain qualified directors, officers, and employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description

4.1	Composite Articles of Incorporation, as amended through November 8, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015).

4.2	Composite Bylaws, as amended through June 30, 2012 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015).

4.3	Specimen certificate representing shares of common stock of Electromed, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-166470), filed with the Commission on June 17, 2010).

5.1	Opinion of Faegre Baker Daniels LLP (filed herewith).

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

99.1	Electromed, Inc. 2017 Omnibus Incentive Plan (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or, as to a Registration Statement on Form S-3, Form SF-3, or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Prague, State of Minnesota, on December 4, 2017.

ELECTROMED, INC.

By:	/s/ Kathleen S. Skarvan
Kathleen S. Skarvan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Kathleen S. Skarvan and Jeremy T. Brock, and each or either one of them, such undersigned’s true and lawful attorneys-in-fact, with power of substitution, for such undersigned and in such undersigned’s name, place and stead, to sign and affix such undersigned’s name as such director and/or officer of the Registrant to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments thereto, to be filed by said Registrant with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of Common Stock of said Registrant to be issued pursuant to the Electromed, Inc. 2017 Omnibus Incentive Plan and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Kathleen S. Skarvan	President and Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2017
Kathleen S. Skarvan

/s/ Jeremy T. Brock	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 4, 2017
Jeremy T. Brock

/s/ Stephen H. Craney	Director and Chairman of the Board	December 4, 2017
Stephen H. Craney

/s/ William V. Eckles	Director	December 4, 2017
William V. Eckles

/s/ Stan K. Erickson	Director	December 4, 2017
Stan K. Erickson

/s/ Lee A. Jones	Director	December 4, 2017
Lee A. Jones

/s/ George H. Winn	Director	December 4, 2017
George H. Winn